U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): May 7, 2003


                       FREESTAR TECHNOLOGY CORPORATION
         (Exact name of registrant as specified in its charter)


                                   Nevada
          (State or jurisdiction of incorporation or organization)


                                  0-28749
                         (Commission File Number)


                                88-0446457
                  (I.R.S. Employer Identification Number)


Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo, Dominican Republic
               (Address of principal executive offices)


              Registrant's telephone number:  (809) 503-5911


         Former name or former address, if changed since last report)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 7, 2003, the Registrant's President, Paul Egan, held a conference call to discuss certain matters in connection with the company. The text of that call is set forth as Exhibit 99 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.


                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FreeStar Technology Corporation



Dated: May 8, 2003                      By: /s/ Paul Egan
                                        Paul Egan, President


                              EXHIBIT INDEX

Number                        Description

99     Text of conference call held on May 7, 2003 (see below).

                                    EX-99

                           TEXT OF CONFERENCE CALL

Good morning, ladies and gentlemen. I'm Paul Egan, President of FreeStar Technology Corporation. I would like to welcome you to the FreeStar conference call.

I'd like to read a cautionary statement.

This conference call may contain forward-looking statements made by the senior management of FreeStar that involve risks and uncertainties that could affect FreeStar's ability to achieve the anticipated financial results. Additionally, certain statements contained in the call that are not based on historical fact are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. FreeStar intends that forward-looking statements in the call be subject to the safe harbor created thereby. FreeStar actual results could differ materially from the results projected in, or implied by, such forward-looking statements as a result of risk factors including the risk factors set forth in our filings with the SEC.

We have a number of positive developments which I would like to discuss with you today -- this our first official conference call - and the first of many to come. I should note that the management and board of directors of FreeStar are very committed to maximum transparency and you, as shareholders, or potential shareholders, will find an extraordinarily high level of disclosure with the company as we move forward.

But first, for those of you who are new to the company, we want to give you a simple explanation of our company:

FreeStar Technology is a global technology force focused on exploiting a first-to-market advantage for enabling ATM and debit card transactions on the Internet and high-margin credit card processing. FreeStar Technology's Enhanced Transactional Secure Software ("ETSS") is a proprietary software package that empowers consumers to consummate e-commerce transactions on the Internet with a high level of security using credit, debit, ATM (with PIN) or smart cards. It sends an authorization number to the e-commerce merchant, rather than the consumer's credit card information, to provide a high level of security. The company maintains its corporate headquarters in Santo Domingo, Dominican Republic, and offices in Dublin, Ireland, and Helsinki, Finland.

With respect to our first order of business - our action filed yesterday -- I want you to know as shareholders that your investment in your company was damaged - and it is our opinion that it was damaged intentionally.

As you undoubtedly aware, yesterday FreeStar filed a $50 million plus counter claim against vFinance and its affiliates including David Stefansky, Richard Rosenblum, Marc Siegel. As you may have noted in our press release yesterday, we are crystal clear in our commitment to leave no stone unturned in pursuing these entities.

While their egregious actions are numerous, the highlights include:

     - FreeStar hired vFinance to provide advice and direction on capital structure.

     - vFinance recommended doing a death spiral deal which FreeStar did

     - vFinance principals then shorted the stock and tried to drive the company out of business with an involuntary chapter 7 filing.

     - This resulted in loss of business opportunities and substantial share price deterioration as vFinance tried to drive FreeStar out of business.

     - FreeStar has not only survived, it is working on fulfilling the conditions in the letter of intent to merge with a foreign buyer

     - FreeStar is also committed to making sure that the rumors that are being spread about the company stop and that FreeStar's former financial advisors pay for their actions

Our second order of business is something that -- in our opinion - is probably of greatest importance to you as shareholders - our merger.

To recap: It is a $75 million cash offer from a privately-held company, FreeStar Acquisition Corporation, to acquire all of FreeStar Technology Corporation's outstanding capital stock. I want to emphasize that FreeStar Acquisition Corporation is not owned in whole or part by FreeStar Technology Corporations or any of its affiliates. Based on the number of FSRC shares currently issued and outstanding, the offer is valued at approximately $0.49 per share (after payment of existing indebtedness, but excluding conversion of outstanding preferred stock and exercise of in-the-money stock options), which represents a 158% premium over the closing price of FreeStar's common stock on April 23, 2003. While there are not guarantees that this transaction will be concluded successfully, if it is - based on our current closing share price of yesterday - it can be a very substantial return for our shareholders indeed. We will be providing much more information on this exciting potential transaction in the days and weeks to come.

Other news includes:

FreeStar Processing Oy, Helsinki, has entered into a merchant processing agreement with The Online Ticket Shop.com Limited.
Pursuant to the agreement, executed April 4, 2003, The Online Ticket Shop.com Limited, a leading international provider of corporate hospitality and ticketing, will process the online credit card transactions of its UK operation through FreeStar Processing Oy. Based on current turnover, the monthly volume of such transactions is projected to start at $1 million per month and rise to $4 million per month within 6 months from the commencement of payment processing and will enable The Online Ticket Shop.com to settle in Dollars, Euros and Pounds Sterling through FreeStar Processing's sister company, Rahaxi Processing Oy, Helsinki. The parties anticipate that processing will begin in conjunction with the launch of Rahaxi's IP payment gateway on or about April 15, 2003.

I would like to close by noting that we have an exciting and powerful company - we are setting the next generation standard for secure online commerce and we would like for you to join us in that journey.

We would also like you to watch for next week's release and conference call regarding our 10Q.

Thank you.